Exhibit 10.2
LIGAND PHARMACEUTICALS INCORPORATED
2022 EMPLOYMENT INDUCEMENT PLAN
Article 1

GENERAL PROVISIONS
I.PURPOSE OF THE PLAN
This 2022 Employment Inducement Plan is intended to promote the interests of Ligand Pharmaceuticals Incorporated, a Delaware corporation, by providing Eligible Individuals in the Corporation’s and its Subsidiaries’ service with the opportunity to acquire a proprietary interest in the Corporation as an incentive for them to commence and remain in such service. Only Eligible Individuals may receive Awards under the Plan.
Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
II.STRUCTURE OF THE PLAN
A.The Plan shall be divided into three separate equity incentives programs:
1.the Discretionary Option Grant Program under which Eligible Individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,
2.the Stock Issuance Program under which Eligible Individuals may, at the discretion of the Plan Administrator, be issued shares of Common Stock, and
3.the Other Stock Award Program under which Eligible Individuals may, at the discretion of the Plan Administrator, be granted restricted stock units, stock appreciation rights and dividend equivalents.
B.The provisions of Article One and Article Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.
III.ADMINISTRATION OF THE PLAN
A.The Committee shall be the Plan Administrator and shall have sole and exclusive authority to administer the Plan (except as otherwise permitted herein). Each member of the Committee shall be both an Independent Director and a “nonemployee director” (as defined in the regulations promulgated under Section 16 of the Exchange Act). Notwithstanding anything to the contrary provided herein, Awards shall be approved by (i) the Committee, which shall be comprised solely of Independent Directors, or (ii) a majority of the Corporation’s Independent Directors.
B.The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to:
i.adopt rules and regulations from time to time intended to ensure that an individual is an Eligible Individual prior to the granting of any Award to such individual under the Plan (including without limitation a requirement, if any, that each such individual certify to the Corporation prior to the receipt of an Award under the Plan that he or she has not been previously employed by the Corporation, Parent, Subsidiary or any of their affiliates, or if previously employed, has had a bona fide period of non-employment, and that the grant of Awards under the Plan is an inducement material to his or her agreement to enter into employment with the Corporation, Parent, Subsidiary or any of their affiliates);

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Exhibit 10.2
ii.establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under; and
iii.issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable.
Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the equity incentive programs under its jurisdiction or any Award thereunder.
C.Service on the Committee shall constitute service as a Board member, and members of such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Awards under the Plan.
D.Following the issuance of any Award under the Plan, the Corporation shall, in accordance with the listing requirement under the applicable securities exchange, (i) promptly issue a press release disclosing the material terms of the grant, including the recipient(s) of the grant and the number of shares involved and (ii) notify the applicable securities exchange of such grant no later than the earlier to occur of (A) five (5) calendar days after entering into the agreement to issue the Award or (B) the date of the public announcement of the Award.
IV.ELIGIBILITY
C.Only Eligible Individuals are eligible to participate in the Discretionary Option Grant, Stock Issuance and Other Stock Award Programs.
D.The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which Eligible Individuals are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares, the maximum term for which the option is to remain outstanding and such other terms and conditions of such option as the Plan Administrator determines are appropriate, (ii) with respect to stock issuances under the Stock Issuance Program, which Eligible Individuals are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares, the purchase price, if any, and consideration for such shares and such other terms and conditions of such issued shares as the Plan Administrator determines are appropriate, and (iii) with respect to other Awards under the Other Stock Awards Program, which Eligible Individuals are to receive such Awards, the type of Award, the time or times when the issuances are to be made, the number of shares subject to such Award to be issued to each Participant, the vesting schedule (if any) applicable to the Awards, the consideration for such Awards and such other terms and conditions of such Awards as the Plan Administrator determines are appropriate.
V.STOCK SUBJECT TO THE PLAN
E.Subject to adjustment pursuant to this Section V, the number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan is 300,000 shares.
F.To the extent all or a portion of an Award is forfeited, expires or such Award or portion thereof is settled for cash (in whole or in part), the shares of Common Stock subject to such Award or portion thereof, shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. In addition, the following shares of Common Stock shall be added to the shares of Common Stock authorized for grant under Section V.A and will be available for future grants of Awards: (i) shares of Common Stock tendered by an Optionee or withheld by the Corporation in payment of the exercise price of an option; and (ii) shares of Common Stock tendered by the Participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to an

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Exhibit 10.2
Award. Notwithstanding the provisions of this Section V.B, no shares shall again be available for future grants of Awards under the Plan pursuant to this Section V.B to the extent that such return of shares would cause the Plan to constitute a “formula plan” or constitute a “material revision” of the Plan subject to shareholder approval under the then-applicable rules of the Nasdaq Stock Market (or any other applicable exchange or quotation system).
G.Any shares of Common Stock forfeited by the Participant or repurchased by the Corporation under Article Three, Section I.C. at a price not greater than the price originally paid by the Participant so that such shares are returned to the Corporation will again be available for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.
H.If any change is made to the Common Stock by reason of any stock split, stock or cash dividend (other than normal cash dividends), recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii)  the number and/or class of securities and the exercise or purchase price per share in effect under each outstanding Award under the Plan, and (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto). Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.
I.Subject to Article Two, Section II, Article Three, Section II and Article Four, Section V, in the event of any transaction or event described in Section V.D or any unusual or nonrecurring transactions or events affecting the Corporation, any affiliate of the Corporation, or the financial statements of the Corporation or any affiliate, or of changes in applicable laws, regulations or accounting principles, including, without limitation, a Change in Control or a Hostile Take-Over, the Plan Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s or Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Plan Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
1.To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section V.E the Plan Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights, then such Award may be terminated by the Corporation without payment) or (B) the replacement of such Award with other rights or property selected by the Plan Administrator in its sole discretion;
2.To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
3.To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
4.To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable award agreement; and

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Exhibit 10.2
5.To provide that the Award cannot vest, be exercised or become payable after such event.
A.In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Corporation assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, for reasons of administrative convenience, the Corporation in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
Article 2

DISCRETIONARY OPTION GRANT PROGRAM
I.OPTION TERMS
Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.
A.EXERCISE PRICE.
1.The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
2.The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:
i.cash or check made payable to the Corporation,
ii.shares of Common Stock held by the Optionee or otherwise issuable upon exercise of the option and valued at Fair Market Value on the Exercise Date,
iii.to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or
iv.with the consent of the Plan Administrator, a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code.
v.Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date. Notwithstanding any other provision of the Plan to the contrary, no Optionee who is a member of the Board or an “executive officer” of the Corporation within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an option, or continue any extension of credit with respect to the exercise of an option, with a loan from the Corporation or a loan arranged by the Corporation in violation of Section 13(k) of the Exchange Act.
A.EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator

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Exhibit 10.2
and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
B.EFFECT OF TERMINATION OF SERVICE.
1.The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:
i.Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
ii.Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.
iii.During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.
2.The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
i.extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or
ii.permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.
B.STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.
C.REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
D.LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, a Non-Statutory Option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or

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Exhibit 10.2
persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
I.CHANGE IN CONTROL/HOSTILE TAKE-OVER
E.In the event of a Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.
F.All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.
G.Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.
H.Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same (subject only to reduction by reason of rounding). To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.
I.The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in

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Exhibit 10.2
Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.
J.The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.
K.The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.
L.The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
Article 3

STOCK ISSUANCE PROGRAM
I.STOCK ISSUANCE TERMS
Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.
A.PURCHASE PRICE.
1.The purchase price per share, if any, shall be fixed by the Plan Administrator.
2.Shares of Common Stock may be issued under the Stock Issuance Program for any form of consideration as the Plan Administrator may deem appropriate in each individual instance, including, without limitation:
i.cash or check made payable to the Corporation, or

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Exhibit 10.2
ii.future services to be rendered to the Corporation (or any Parent or Subsidiary).
A.RESTRICTIONS. Shares of Common Stock issued under this Stock Issuance Program shall be subject to such restrictions on transferability and other restrictions as the Plan Administrator may impose (including, without limitation, limitations on the right to vote such shares or the right to receive dividends on such shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Plan Administrator determines at the time of the grant of the shares or thereafter. Notwithstanding the foregoing, with respect to shares of Common Stock issued under this Stock Issuance Program subject to vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the share vests.
B.FORFEITURE. Except as otherwise determined by the Plan Administrator at the time of the grant of the shares or thereafter, upon termination of employment during the applicable restriction period, shares of Common Stock issued under this Stock Issuance Program that are at that time subject to restrictions shall be forfeited; provided, however, that, the Plan Administrator may (a) provide in any award agreement that restrictions or forfeiture conditions relating to such shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to such shares.
II.CHANGE IN CONTROL/HOSTILE TAKE-OVER
C.All of the Corporation’s outstanding forfeiture restrictions or repurchase rights on any shares of Common Stock issued under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those forfeiture restrictions or repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.
D.The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those forfeiture restrictions or repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.
E.The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.
I.SHARE ESCROW/LEGENDS
Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

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Exhibit 10.2
Article 4

OTHER STOCK AWARDS PROGRAM
I.STOCK APPRECIATION RIGHTS
A.A stock appreciation right may be granted to any Eligible Individual selected by the Plan Administrator. A stock appreciation right shall be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator shall impose and shall be evidenced by a stock appreciation right agreement.
B.A stock appreciation right shall entitle the Participant (or other person entitled to exercise the stock appreciation right pursuant to the Plan) to exercise all or a specified portion of the stock appreciation right (to the extent then exercisable pursuant to its terms) and to receive from the Corporation an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Common Stock on the date the stock appreciation right is exercised over (B) the Fair Market Value of the Common Stock on the date the stock appreciation right was granted and (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised, subject to any limitations the Plan Administrator may impose. The exercise or base price per share of a stock appreciation right shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date the stock appreciation right was granted.
C.Subject to Section I.B above, payment of the amounts determined under Sections I.B. above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the stock appreciation right is exercised) or a combination of both, as determined by the Plan Administrator. To the extent any payment is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Article Two above pertaining to options.
D.Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of ten (10) years measured from the date the stock appreciation right was granted.
II.DIVIDEND EQUIVALENTS
Any Eligible Individual selected by the Plan Administrator may be granted dividend equivalents based on the dividends declared on the shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Plan Administrator. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Plan Administrator. Notwithstanding anything to the contrary, dividends or dividend equivalents with respect to an Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the extent that the vesting conditions are subsequently satisfied and the Award vests. In addition, notwithstanding anything to the contrary, no dividend equivalents shall be payable with respect to options or stock appreciation rights.
III.RESTRICTED STOCK UNITS
The Plan Administrator is authorized to make Awards of restricted stock units (a right to shares of Common Stock deliverable in the future) to any Eligible Individual selected by the Plan Administrator in such amounts and subject to such terms and conditions as determined by the Plan Administrator. At the time of grant, the Plan Administrator shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Plan Administrator shall specify the maturity date applicable to each grant of restricted stock units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Corporation shall, subject to

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Exhibit 10.2
Article Six, Section V, transfer to the Participant one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.
IV.OTHER TERMS
E.Except as otherwise provided herein, the term of any award of stock appreciation rights, dividend equivalents or restricted stock units shall be set by the Plan Administrator in its discretion.
F.Except as otherwise provided herein, the Plan Administrator may establish the exercise or purchase price, if any, of any award of stock appreciation rights, dividend equivalents or restricted stock units.
G.An award of stock appreciation rights, dividend equivalents or restricted stock units shall only be exercisable or payable prior to the Participant’s termination of Service; provided, however, that the Plan Administrator in its sole and absolute discretion may provide that an award of stock appreciation rights, dividend equivalents or restricted stock units may be exercised or paid subsequent to a termination of Service, as applicable, or following a Change in Control of the Corporation, or because of the Participant’s retirement, death or disability, or otherwise.
H.Payments with respect to any Awards granted under this Article Four shall be made in cash, in Common Stock or a combination of both, as determined by the Plan Administrator.
I.All Awards under this Article Four shall be subject to such additional terms and conditions as determined by the Plan Administrator and shall be evidenced by an award agreement.
III.CHANGE IN CONTROL/HOSTILE TAKE-OVER
J.In the event of a Change in Control, each outstanding Award under the Other Stock Award Program shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, become vested and exercisable and/or payable with respect to all the shares of Common Stock at the time subject to such Award and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award shall NOT become vested and exercisable and/or payable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the Award is not otherwise at that time vested, exercisable or payable and provides for subsequent payout of that spread in accordance with the same exercise/vesting/payment schedule applicable to those Award shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the Award grant.
K.Immediately following the consummation of the Change in Control, all outstanding Awards under the Other Stock Award Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.
L.Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Change in Control had the Award been exercised or paid immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise or purchase price payable per share under each outstanding Award, provided the aggregate exercise or purchase price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding Awards under the Other Stock Award Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

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Exhibit 10.2
M.The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become vested and exercisable and/or payable exercisable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Other Stock Award Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.
N.The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards in the event the Participant’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those Awards do not otherwise accelerate.
O.The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Hostile Take-Over, become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding Awards under the Other Stock Award Program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.
P.The outstanding Awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
Article 5

[INTENTIONALLY OMITTED]
Article 6

MISCELLANEOUS
I.TAX WITHHOLDING
B.The Corporation’s obligation to deliver shares of Common Stock upon the exercise, vesting or payment of Awards under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.
C.The Plan Administrator may, in its discretion, provide any or all holders of Awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise, vesting or payment of their Awards. Such right may be provided to any such holder in either or both of the following formats:
D.Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise, vesting or payment of such Award, a portion of those shares with an aggregate Fair Market Value equal to the minimum required percentage of the Withholding Taxes.
Stock Delivery: The election to deliver to the Corporation, at the time the Award is exercised, vests or is paid, one or more shares of Common Stock previously acquired by such holder

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Exhibit 10.2
(other than in connection with the exercise, vesting or payment triggering the Withholding Taxes) and held for at least six (6) months (or such other period determined by the Plan Administrator) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.
E.Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld or delivered by the Participant in order to satisfy the Withholding Taxes with respect to the exercise, vesting or payment of an Award shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding or delivery equal to the aggregate amount of such Withholding Taxes based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income or such higher rate as may approved by the Plan Administrator (which rates shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, unless otherwise approved by the Plan Administrator, to the extent such shares of Common Stock were acquired by the Participant from the Corporation as compensation, the shares of Common Stock must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Corporation’s earnings for financial reporting purposes; provided, further, that the number of shares of Common Stock withheld or delivered shall be rounded up to the nearest whole share sufficient to cover the Withholding Taxes to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America.
II.EFFECTIVE DATE AND TERM OF THE PLAN
A.This Plan became effective on the date it was adopted by the Board.
B.The Plan shall remain in effect until the earliest to occur of (i) the termination of the Plan by the Board or the Committee, or (ii) the termination of all outstanding options in connection with a Change in Control. In the event of the termination of the Plan, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.
III.AMENDMENT OF THE PLAN
The Board or the Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. Except as permitted by Article One, Section V, Article Two, Section II or Article Four, Section V in connection with a transaction specified in Article One, Section V.D or V.E (including, without limitation, any Change in Control, Hostile Take-Over, stock dividend, stock split, extraordinary cash dividend, recapitalization, combination of shares or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel, exchange, substitute, buyout or surrender outstanding options or stock appreciation rights in exchange for cash, other Awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.
IV.STOCKHOLDER APPROVAL NOT REQUIRED
It is expressly intended that the approval of the Corporation’s stockholders not be required as a condition of the effectiveness of the Plan, and the Plan’s provisions shall be interpreted in a manner consistent with such intent for all purposes. Specifically, Nasdaq Stock Market Rule 5635(c) generally requires stockholder approval for stock option plans or other equity compensation arrangements adopted by companies whose securities are listed on the Nasdaq Stock Market pursuant to which stock awards or stock may be acquired by officers, directors, employees or consultants of such companies. Nasdaq Stock

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Exhibit 10.2
Market Rule 5635(c)(4) provides an exemption in certain circumstances for “employment inducement” awards (within the meaning of Nasdaq Stock Market Rule 5635(c)(4)). Notwithstanding anything to the contrary herein, if the Corporation’s securities are traded on the Nasdaq Stock Market, then Awards under the Plan may only be made to Employees who have not previously been an Employee or director of the Corporation or an affiliate, or following a bona fide period of non-employment by the Corporation or an affiliate, in each case as an inducement material to the Employee’s entering into employment with the Corporation or an affiliate. Awards under the Plan will be approved by the Plan Administrator. Accordingly, pursuant to Nasdaq Stock Market Rule 5635(c)(4), the issuance of Awards and the Common Stock issuable upon exercise or vesting of such Awards pursuant to the Plan are not subject to the approval of the Corporation’s stockholders.
V.USE OF PROCEEDS
Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
VI.REGULATORY APPROVALS
A.The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the shares of Common Stock issued pursuant to it.
B.No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which Common Stock is then listed for trading.
C.All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Plan Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Plan Administrator may place legends on any stock certificate to reference restrictions applicable to the Common Stock. In addition to the terms and conditions provided herein, the Board may require that an Optionee or Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Plan Administrator shall have the right to require any Optionee or Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Plan Administrator.
D.Notwithstanding any other provision of the Plan, unless otherwise determined by the Plan Administrator or required by any applicable law, rule or regulation, the Corporation shall not deliver to any Optionee or Participant certificates evidencing shares of Common Stock issued in connection with any award and instead such shares of Common Stock shall be recorded in the books of the Corporation (or, as applicable, its transfer agent or stock plan administrator).
E.In the event that the Corporation establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by an Optionee or a Participant may be permitted through the use of such an automated system.
VII.NO EMPLOYMENT/SERVICE RIGHTS
Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or

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Exhibit 10.2
the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
VIII.COMPLIANCE WITH SECTION 409A OF THE CODE
To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Plan Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Plan Administrator may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
IX.FORFEITURE AND CLAW-BACK PROVISIONS
C.Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Plan Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a participant to agree by separate written or electronic instrument, that: (1) any proceeds, gains or other economic benefit actually or constructively received by the participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares underlying the Award, must be paid to the Corporation, and (2) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (i) a termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the participant at any time, or during a specified time period, engages in any activity in competition with the Corporation, or which is inimical, contrary or harmful to the interests of the Corporation, as further defined by the Plan Administrator or (iii) the participant incurs a termination of Service for Misconduct; and
D.All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Corporation, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.

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Exhibit 10.2
APPENDIX
The following definitions shall be in effect under the Plan:
A.AWARD shall mean an option, stock issuance award, stock appreciation right award, restricted stock unit award or dividend equivalent award granted pursuant to the Plan.
B.BOARD shall mean the Corporation’s Board of Directors.
C.CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
(i)a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or
(ii)the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or
(iii)the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.
A.CODE shall mean the Internal Revenue Code of 1986, as amended.
B.COMMITTEE shall mean the Corporation’s Human Capital Management and Compensation Committee, which shall consistent solely of two or more Independent Directors appointed and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee” director as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Common Stock are listed, quoted or traded, in each case, to the extent required under such provision.
C.COMMON STOCK shall mean the Corporation’s common stock.
D.CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated which shall by appropriate action adopt the Plan.
E.DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.
F.EFFECTIVE DATE shall mean the date the Plan is approved by the Board.
G.ELIGIBLE INDIVIDUAL shall mean any prospective Employee who has not previously been an Employee or director of the Corporation, Parent, Subsidiary or any of their affiliates, or who is commencing employment with the Corporation, Parent, Subsidiary or any of their affiliates, as applicable, following a bona fide period of non-employment by the Corporation, Parent, Subsidiary or any of their affiliates, if he or she is granted an Award in connection with his or her commencement of employment with the Corporation, Parent, Subsidiary or any of their affiliates, as applicable, and such grant is an inducement material to his or her entering into employment with the Corporation, Parent, Subsidiary or any of their affiliates, as applicable, (within the meaning of Nasdaq Stock Market Rule IM-5636-1 or any successor rule, if the Corporation’s securities are traded on the Nasdaq Stock Market, and/or the

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Exhibit 10.2
applicable requirements of any other established stock exchange on which the Corporation’s securities are traded, as applicable, as such rules and requirements may be amended from time to time). The Plan Administrator may in its discretion adopt procedures from time to time to ensure that a prospective Employee is eligible to participate in the Plan prior to the granting of any Awards to such individual under the Plan (including without limitation a requirement that each such prospective Employee certify to the Corporation prior to the receipt of an Award under the Plan that he or she has not been previously employed by the Corporation, Parent, Subsidiary or any of their affiliates, or if previously employed, has had a bona fide period of non-employment, and that the grant of Awards under the Plan is an inducement material to his or her agreement to enter into employment with the Corporation, Parent, Subsidiary or any of their affiliates, as applicable).
H.EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
I.EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.
J.FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
(i)If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Global Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
(ii)If the Common Stock is at the time listed for trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
K.HOSTILE TAKE-OVER shall mean a change in ownership or control of the Corporation effected through either of the following transactions:
(iv)a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or
(v)a Hostile Tender-Offer.
L.HOSTILE TENDER-OFFER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.
M.INDEPENDENT DIRECTOR shall mean a director of the Corporation who is not an Employee of the Corporation or an affiliate and who qualifies as “independent” within the meaning of

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Exhibit 10.2
NASDAQ Stock Market Rule 5605(a)(2), or any successor rule, if the Corporation’s securities are traded on the NASDAQ Stock Market, and/or the applicable requirements of any other established stock exchange on which the Corporation’s securities are traded, as applicable, as such rules and requirements may be amended from time to time.
N.INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:
(iii)such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or
(iv)such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.
O.MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.
P.1934 ACT shall mean the Securities Exchange Act of 1934, as amended.
Q.NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.
R.OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.
S.OTHER STOCK AWARD PROGRAM shall mean the discretionary stock award grant program in effect under Article Four of the Plan.
T.PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
U.PARTICIPANT shall mean any Eligible Individual who is issued an Award under the Plan other than an option.
V.PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
W.PLAN shall mean the Corporation’s 2022 Employment Inducement Plan, as set forth in this document.

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Exhibit 10.2
X.PLAN ADMINISTRATOR shall mean the particular entity that conducts the general administration of the Plan as provided in Article One, Section III hereof.
Y.SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.
Z.STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.
AA.STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.
AB.SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
AC.WITHHOLDING TAXES shall mean the applicable income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.
A-4

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